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                                TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I THE ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . . 1
  1.1  Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . 1
  1.2  Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . . 3
  1.3  No Further Ownership Rights in Site Preferred Stock . . . . . . . . . 4
  1.4  Lost, Stolen or Destroyed Certificates. . . . . . . . . . . . . . . . 4
  1.5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SITE  . . . . . . . . . . . . . 4
  2.1  Organization of Site. . . . . . . . . . . . . . . . . . . . . . . . . 4
  2.2  Site Capital Structure. . . . . . . . . . . . . . . . . . . . . . . . 5
  2.3  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  2.4  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
  2.5  Site Financial Information and Statements . . . . . . . . . . . . . . 6
  2.6  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . 6
  2.7  Tax and Other Returns and Reports . . . . . . . . . . . . . . . . . . 6
  2.8  Restrictions on Business Activities . . . . . . . . . . . . . . . . . 7
  2.9  Title to Properties; Absence of Liens and Encumbrances. . . . . . . . 7
  2.10 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . 8
  2.11 Agreements, Contracts and Commitments . . . . . . . . . . . . . . . . 9
  2.12 Interested Party Transactions . . . . . . . . . . . . . . . . . . . .10
  2.13 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . .10
  2.14 Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  2.15 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  2.16 Minute Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
  2.17 Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . .10
  2.18 Brokers' and Finders' Fees; Third Party Expenses. . . . . . . . . . .11
  2.19 Employee Matters and Benefit Plans. . . . . . . . . . . . . . . . . .11
  2.20 Representations Complete. . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SITE STOCKHOLDERS. .13
  3.1  Site Stockholder Shares . . . . . . . . . . . . . . . . . . . . . . .13
  3.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DELTAPOINT. . . . . . . . . . .14
  4.1  Organization, Standing and Power. . . . . . . . . . . . . . . . . . .14
  4.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
  4.3  SEC Documents; DeltaPoint Financial Statements. . . . . . . . . . . .15
  4.4  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . . .15
  4.5  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
  4.6  Brokers and Finders' Fees . . . . . . . . . . . . . . . . . . . . . .15
  4.7  Securities Law Compliance; Due Issuance.  . . . . . . . . . . . . . .15

ARTICLE V COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  5.1  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  5.2  Noncompetition Agreements . . . . . . . . . . . . . . . . . . . . . .16


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  5.3  Registration Rights Agreement . . . . . . . . . . . . . . . . . . . .16
  5.4  Employment of Site Employees. . . . . . . . . . . . . . . . . . . . .16
  5.5  Appointment to DeltaPoint Board . . . . . . . . . . . . . . . . . . .16
  5.6  Royalty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
  5.7  Officers and Directors. . . . . . . . . . . . . . . . . . . . . . . .17
  5.8  Certain Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
  5.9  Payment of Salaries . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE VI SURVIVAL OF REPRESENTATIONS AND WARRANTIES;  INDEMNIFICATION. . .18
  6.1  Survival of Representations and Warranties; Indemnification . . . . .18
  6.2  DeltaPoint's Knowledge of Breaches.   . . . . . . . . . . . . . . . .18
  6.3  Materiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
  6.4  No Right of Contribution. . . . . . . . . . . . . . . . . . . . . . .19
  6.5  Third-Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . .19
  6.6  Indemnification of Principal Site Stockholders. . . . . . . . . . . .19
  6.7  Site Stockholder Representative . . . . . . . . . . . . . . . . . . .19

ARTICLE VII GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .20
  7.1  Amendment; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .20
  7.2  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  7.3  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  7.4  Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . . . .20
  7.5  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  7.6  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
  7.7  Governing Law; Forum. . . . . . . . . . . . . . . . . . . . . . . . .20
  7.8  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . .21
  7.9  Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . .21
  7.10 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . .21
  7.11 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . .21
  7.12 No Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . . . .21
  7.13 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
  7.14 Independent Counsel . . . . . . . . . . . . . . . . . . . . . . . . .22


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                                INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
Exhibit A             Site Certificate of Incorporation
Exhibit B             Site Bylaws
Exhibit C             Form of Optionee Release
Exhibit D             Form of Non-Compete Agreement
Exhibit E             Form of Registration Rights Agreement
Exhibit F             Form of Employee Release
Exhibit G             Form of Allan Kaplan Release


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                            STOCK EXCHANGE AGREEMENT

     This STOCK EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of July 11, 1997 among (i) DeltaPoint, Inc., a California corporation ("DELTAPOINT"), (ii) Site/technologies/inc., a Delaware corporation ("SITE"), (iii), only for the purpose of Articles I, VI and VII of this Agreement, those persons or entities listed on the signature pages hereof under the caption Principal Site Stockholders (the "PRINCIPAL SITE STOCKHOLDERS"), and (iv), only for the purpose of agreeing to the terms of Articles I and VII of this Agreement, those persons or entities listed on the signature pages hereof under the caption Other Site Stockholders (the "OTHER SITE STOCKHOLDERS").

                                    RECITALS

     A. The Boards of Directors of each of Site and DeltaPoint believe it is in the best interests of each company and their respective stockholders that DeltaPoint acquire all of the capital stock of Site on the terms set forth herein (the "ACQUISITION") and, in furtherance thereof, have approved the Acquisition.

     B.   The stockholders of Site have approved the Acquisition.

     C. Pursuant to the Acquisition, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Site shall be converted into the right to receive certain shares of voting Common Stock of DeltaPoint ("DELTAPOINT COMMON STOCK") and certain cash.

     D. Site, DeltaPoint and the Principal Site Stockholders desire to make certain representations and warranties and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

     I.1 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, by virtue of the Acquisition and without any action on the part of Site or the holder of any shares of Site Common Stock, the following shall occur upon the signing of this Agreement by all of the parties hereto:

          (a) CONVERSION OF SITE SERIES B PREFERRED STOCK. Each share of Series B Preferred Stock of Site (collectively, the "SITE SERIES B STOCK") issued and outstanding immediately at such time will be canceled and extinguished and be converted automatically into the right to receive (i) that number of shares of DeltaPoint Common Stock equal to the Series B Exchange Ratio (as defined below in this Section 1.1), upon surrender of the certificate representing such share of Site Series B Stock in the manner provided in Section 1.2, (ii) that amount of cash (payable by check) equal to $100 divided by the Aggregate Series B Number (as defined below in this Section 1.1) and (iii) the royalty payments specified in Section 5.6 hereof.

          (b) CONVERSION OF SITE SERIES A PREFERRED STOCK. Each share of Series A Preferred Stock of Site (collectively, the "SITE SERIES A STOCK") issued and outstanding immediately at such time will be canceled and extinguished and be converted automatically into the right to receive (i) that number of shares of

DeltaPoint Common Stock equal to the Series A Exchange Ratio (as defined below in this Section 1.1), upon surrender of the certificate representing such share of Site Series A Stock in the manner provided in Section 1.2, (ii) that amount of cash (payable by check) equal to $100 divided by the Aggregate Series A Number (as defined below in this Section 1.1) and (iii) the royalty payments specified in Section 5.6.

          (c) CONVERSION OF SITE COMMON STOCK. Each share of Common Stock of Site (collectively, the "SITE COMMON STOCK," together with the Site Series A Stock and the Site Series B Stock, the "SITE STOCK") issued and outstanding immediately at such time transferred to DeltaPoint in exchange for the right to receive from DeltaPoint that amount of cash (payable by check) equal to $100 divided by the Aggregate Common Number (as defined in this Section 1.1).


          (d) CANCELLATION OF SITE-OWNED STOCK. Each share of Site Stock owned by Site or any direct or indirect wholly-owned subsidiary of Site immediately prior to the Acquisition shall be canceled and extinguished without any conversion thereof.

          (e) FRACTIONAL SHARES. No fraction of a share of DeltaPoint Common Stock will be issued. Rather, in lieu thereof, each holder of shares of Site Stock who would otherwise be entitled to a fraction of a share of DeltaPoint Common Stock (after aggregating all fractional shares of DeltaPoint Common Stock to be received by such holder) shall be entitled to receive from DeltaPoint an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by DeltaPoint Closing Price.

          (f)  DEFINITIONS.

               (i) AGGREGATE SERIES A NUMBER. The "Aggregate Series A Number" shall mean the aggregate number of shares of Site Series A Stock outstanding immediately prior to the Acquisition.

               (ii) AGGREGATE SERIES B NUMBER. The "Aggregate Series B Number" shall mean the aggregate number of shares of Site Series B Stock outstanding immediately prior to the Acquisition.

               (iii) AGGREGATE COMMON NUMBER. The "Aggregate Common Number" shall mean the aggregate number of shares of Site Common Stock outstanding immediately prior to the Acquisition.

               (iv) SERIES A EXCHANGE RATIO. The "Series A Exchange Ratio" shall mean the quotient obtained by dividing (x) the 105,134 by (y) the Aggregate Series A Number.

               (v) SERIES B EXCHANGE RATIO. The "Series B Exchange Ratio" shall mean the quotient obtained by dividing (x) the 396,152 by (y) the Aggregate Series B Number.

               (vi) DELTAPOINT CLOSING PRICE. The "DeltaPoint Closing Price" shall be $1.49271.

     I.2  SURRENDER OF CERTIFICATES.

          (a) EXCHANGE AGENT. Prior to the date hereof, DeltaPoint shall designate the exchange agent for the DeltaPoint Common Stock or a suitable alternative agent to act as exchange agent (the "EXCHANGE AGENT") for the Acquisition.

          (b) DELTAPOINT TO PROVIDE COMMON STOCK AND CHECKS. Promptly after the date hereof, DeltaPoint shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of DeltaPoint Common Stock and checks for the amounts of cash issuable pursuant to Section 1.1 in exchange for outstanding shares of Site Stock.

          (c) EXCHANGE PROCEDURES. Promptly after the date hereof, DeltaPoint shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the date hereof represented outstanding shares of Site Stock and which shares were converted into the right to receive shares of DeltaPoint Common Stock and/or cash in accordance with the terms of Section 1.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as DeltaPoint may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash and certificates representing shares of DeltaPoint Common Stock in the amounts determined in accordance with the terms of Section 1.1. Upon surrender of a Certificate to the Exchange Agent for cancellation or transfer to DeltaPoint, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) the amount of cash compensation determined in accordance with the terms of Section 1.1 and (B) a certificate representing the number of whole shares of DeltaPoint Common Stock to which such holder is entitled pursuant to Section 1.1, and the Certificate so surrendered shall forthwith be canceled or transferred to DeltaPoint in accordance with Section 1.1. Until so surrendered, each outstanding Certificate that, prior to the date hereof, represented shares of Site Stock will be deemed from and after the date hereof, for all corporate purposes, subject to Section 1.2(d) as to the payment of dividends or other distributions, to evidence the ownership of the number of full shares of DeltaPoint Common Stock into which such shares of Site Stock shall have been so converted and/or the right to receive an amount in cash in accordance with
Section 1.1.

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to DeltaPoint Common Stock declared or made after the Acquisition and with a record date after the Acquisition will be paid to the holder of any unsurrendered Certificate with respect to the shares of DeltaPoint Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of DeltaPoint Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Acquisition theretofore payable with respect to such whole shares of DeltaPoint Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of DeltaPoint Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to DeltaPoint or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of DeltaPoint Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of DeltaPoint or any agent designated by it that such tax has been paid or is not payable.

          (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.2, no party hereto or its agents (including, without limitation, the Exchange Agent) shall be liable to a holder of shares of DeltaPoint Common Stock, Site Common Stock, Site Series A Stock or Site Series B Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     I.3 NO FURTHER OWNERSHIP RIGHTS IN SITE PREFERRED STOCK. All cash and shares of DeltaPoint Common Stock issued upon the surrender for exchange of shares of Site Series A Stock and Site Series B Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Site Series A Stock or Site Series B Stock, as the case may be, and there shall be no further registration of transfers on the records of Site of shares of Site Series A Stock or Site Series B Stock which were outstanding immediately prior to the Acquisition. If, after the Acquisition, Certificates are presented to DeltaPoint for any reason, they shall be canceled and exchanged as provided in this Article I.

     I.4 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Site Common Stock, Site Series A Stock or Site Series B Stock shall have been lost, stolen or destroyed, DeltaPoint shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of DeltaPoint Common Stock and cash as may be required pursuant to Section 1.1; provided, however, that DeltaPoint may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against DeltaPoint with respect to the Certificates alleged to have been lost, stolen or destroyed.

     I.5 INTENT OF PARTIES REGARDING TAXATION. The parties hereto intend that the exchange of Site Stock contemplated hereby shall be a taxable disposition by the holders of Site Stock.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SITE

     Site hereby represents and warrants to DeltaPoint that, as of the date of this Agreement and subject to such exceptions as are specifically disclosed, with reference to the appropriate section number, in the Site Disclosure Schedule provided to DeltaPoint on the date hereof (the "SITE DISCLOSURE SCHEDULE"), as follows:

     II.1 ORGANIZATION OF SITE. Site is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Site has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted by Site. Site is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Site or DeltaPoint, as applicable). Attached hereto as EXHIBITS A AND B are true and correct copies of Site's Certificate of Incorporation and Bylaws, respectively, each as amended to date.

     II.2  SITE CAPITAL STRUCTURE.

          (a) The authorized capital stock of Site consists only of 20,000,000 shares of authorized Site Common Stock, of which 2,250,000 shares are issued and outstanding, and 2,000,000 shares of authorized Preferred Stock, 596,000 shares of which has been designated Series A Preferred Stock, all of which are outstanding, and 1,000,000 shares of which has been designated Series B Preferred Stock, 983,296 shares of which are outstanding. The Site Stock is held of record by the persons, with the addresses of record and in the amounts set forth on the Site Disclosure Schedule. All outstanding shares of Site Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Site or any agreement to which Site is a party or by which it is bound.

          (b) Site has reserved 700,000 shares of Common Stock for issuance to employees, officers, directors and consultants pursuant to its 1994 Stock Plan. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Site or any stockholder of Site is a party or by which Site is bound obligating Site to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Site. All options that were granted pursuant to Site's 1994 Stock Plan and were outstanding as of June 30, 1997 have been cancelled pursuant to releases in the form of EXHIBIT C hereto by each holder thereof.

     II.3 SUBSIDIARIES. Site does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, and does not control, directly or indirectly, any business entity.

     II.4 AUTHORITY. Site has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Site, including approval by the requisite number of stockholders of Site (including all holders of Site Stock except for those listed on the Site Disclosure Schedule) of the Acquisition and any other transactions contemplated hereby for which approval of the Principal Site Stockholders is required under applicable law. Site's Board of Directors has approved the Acquisition and this Agreement. This Agreement has been duly executed and delivered by Site and constitutes the valid and binding obligation of Site, enforceable in accordance with its terms. The execution and delivery of this Agreement by Site does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any material obligation or loss of any material benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of Site or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Site or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with Site (so as not to trigger any Conflict) is required by or with respect to Site in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for those consents that have been previously obtained and are listed on the Site Disclosure Schedule.

     II.5 SITE FINANCIAL INFORMATION AND STATEMENTS. The Site Disclosure Schedule sets forth Site's material assets and liabilities as of the date hereof. Such information is complete and correct in all material respects and present fairly the financial condition of Site. The Site Disclosure Schedule sets forth the Company's audited balance sheets as of December 31, 1994 and December 31, 1995 (the "BALANCE SHEETS") and the audited related statements of operations and cash flows for the years then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

     II.6 NO UNDISCLOSED LIABILITIES. Site does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Site Disclosure Schedule.

     II.7  TAX AND OTHER RETURNS AND REPORTS.

          (a)  TAX RETURNS AND AUDITS.

               (i) Site as of the Acquisition will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all taxes concerning or attributable to Site or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

               (ii) Site has (A) paid or accrued all taxes it is required to have paid or accrued and (B) withheld with respect to its employees all federal and state income taxes, The Federal Insurance Contribution Act ("FICA"), the Federal Unemployment Tax Act ("FUTA") and other taxes required to have been withheld.

               (iii) Site has not been delinquent in the payment of any tax nor is there any tax deficiency outstanding, proposed or assessed against Site, nor has Site executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any tax.

               (iv) No audit or other examination of any Return of Site is currently in progress, nor has Site been notified of any request for such an audit or other examination.

               (v) Site does not have any material (individually or in the aggregate) liabilities for unpaid federal, state, local and foreign taxes, whether asserted or unasserted, contingent or otherwise, and Site has no knowledge of any basis for the assertion of any such material (individually or in the aggregate) liability attributable to Site, its assets or operations.

               (vi) Site has provided to DeltaPoint copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Site's incorporation.

               (vii) There are (and as of immediately following the Effective Date there will be) no material (individually or in the aggregate) liens, pledges, charges, claims, security interests or other material (individually or in the aggregate) encumbrances of any sort ("LIENS") on the assets of Site relating to or attributable to taxes.

               (viii) Site has no knowledge of any basis for the assertion of any claim relating or attributable to taxes which, if adversely determined, would result in any material (individually or in the aggregate) Lien on the assets of Site.

               (ix) None of Site's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "CODE").

               (x) As of the Acquisition, there will not be any contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of Site that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

               (xi) Site has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Site.

               (xii) Site is not a party to a tax sharing or allocation agreement nor does Site owe any amount under any such agreement.

               (xiii) Site is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) Site's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on Site's tax books and records.

     II.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Site is a party or otherwise binding upon Site which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Site, any acquisition of property (tangible or intangible) by Site or the conduct of business by Site. Without limiting the foregoing, Site has not entered into any agreement under which Site is restricted from selling, licensing or otherwise distributing any of its current, planned or proposed products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     II.9  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) Site owns no real property, nor has it ever owned any real property. The Site Disclosure Schedule sets forth a list of all real property currently, or at any time in the past, leased by Site, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) Site has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected on Site Disclosure Schedule and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     II.10     INTELLECTUAL PROPERTY.

          (a) Site is the sole and exclusive owner, with all right, title and interest in and to (free and clear of any liens or encumbrances), or has a right to use (and is not contractually obligated to pay any compensation to any third party in respect thereof), the patents, trademarks, trade names, service marks, copyrights, and any applications, therefor listed in the attached Site Disclosure Schedule, and net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of Site as currently conducted (the "SITE INTELLECTUAL PROPERTY RIGHTS").

          (b) The Site Disclosure Schedule set forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in Site Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Site Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (c) Except as set forth in the Site Disclosure Schedule, no claims with respect to Site Intellectual Property Rights have been asserted or are threatened by any person, nor, to the best of Site's knowledge, are there any valid grounds for any BONA FIDE claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Site infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of others, (ii) against the use by Site of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in Site's business as currently conducted or as proposed to be conducted by Site, or (iii) challenging the ownership by Site or the validity or effectiveness of any of Site Intellectual Property Rights. All registered trademarks, service marks and copyrights held by Site are valid. To the best of Site's knowledge, except as set forth in the Site Disclosure Schedule, Site has not infringed, and the business of Site as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To the best of Site's knowledge, except as set forth in the Site Disclosure Schedule, there is no material unauthorized use, infringement or misappropriation of any of Site Intellectual Property Rights by any third party, including any employee or former employee of Site. No Site Intellectual Property Right or product of Site is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Site.

          (d) Each employee, consultant or contractor of Site given access to proprietary and confidential information of Site has executed a proprietary information and confidentiality agreement substantially in Site's standard forms. All software included in Site Intellectual Property Rights is either commercially available software subject to shrinkwrap license or original with Site and has been either created by employees of Site on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Site.

     II.11 AGREEMENTS, CONTRACTS AND COMMITMENTS. Site does not have, is not a party to nor is it bound by:

               (i) any fidelity or surety bond or completion bond and any agreement of indemnification or guaranty,

               (ii) any leases of personal property having a value, individually or in the aggregate, in excess of $10,000,

               (iii) any agreement, contract or commitment containing any covenant limiting the freedom of Site to engage in any line of business or to compete with any person,

               (iv) any agreements, contracts or commitments relating to capital expenditures and involving, individually or in the aggregate, future payments in excess of $10,000,

               (v) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of Site's business,

               (vi) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (i) hereof,

               (vii) any purchase orders or contracts for the purchase of raw materials involving, individually or in the aggregate, $10,000 or more,

               (viii) any construction contracts,

               (ix) any distribution, joint marketing or development agreement,

               (x) any agreement pursuant to which Site has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire, contingent or otherwise, source-code,

               (xi) any management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Site or any affiliate thereof and any consultant or any current, former, or retired employee, officer, or director of Site or any affiliate thereof, or

               (xii) any other agreements, contracts or commitments that involve, individually or in the aggregate, $10,000 or more or is not cancelable without penalty within thirty (30) days.

Site has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of the Site Disclosure Schedule) (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any default thereunder of which Site has knowledge by any party obligated to Site pursuant thereto.

     II.12 INTERESTED PARTY TRANSACTIONS. No officer, director or stockholder of Site (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products similar to those Site furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to Site any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly-traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.12.

     II.13 COMPLIANCE WITH LAWS. Site has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     II.14 LITIGATION. There is no action, suit or proceeding of any nature pending or, to Site's knowledge, threatened against Site, its properties or any of its officers or directors (in their respective capacities as such). There is no investigation pending or threatened against Site, its properties or any of its officers or directors by or before any governmental entity. The Site Disclosure Schedule sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of Site to manufacture, offer or sell any of its products in the present manner or style thereof. The Site Disclosure Schedule also lists all suits and legal actions initiated by Site.

     II.15 INSURANCE. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Site, there is no material claim by Site pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and Site is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Site has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Such policies of insurance and bonds are the type and in the amounts customarily carried by persons conducting businesses similar to those of Site.

     II.16 MINUTE BOOKS. The minute books of Site made available to counsel for DeltaPoint are the only minute books of Site and contain an accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Site.

     II.17 ENVIRONMENTAL MATTERS. Site has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Site has at any time owned, operated, occupied or leased. Site has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws (a "HAZARDOUS MATERIAL"). No Hazardous Materials are present as a result of the actions or omissions of Site, or, to Site's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Site has at any time owned, operated, occupied or leased.

     II.18 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Site has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than as to be satisfied pursuant to the terms of Section 5.8 hereof. The Site Disclosure Schedule sets forth Site's current reasonable estimate of all Third Party Expenses (as defined in Section 5.1) expected to be incurred by Site in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     II.19     EMPLOYEE MATTERS AND BENEFIT PLANS.

          (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.19(a)(i) below (which definition shall apply only to this Section 2.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "AFFILIATE" shall mean any other person or entity under common control with Site within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "SITE EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, currently in effect or previously in effect, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Site or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Site or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of Site or any Affiliate;

               (v)    "IRS" shall mean the Internal Revenue Service;

               (vi) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (vii) "PENSION PLAN" shall refer to each Site Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. The Site Disclosure Schedule contains an accurate and complete list of each Site Employee Plan. Site does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to,
(i) any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code or (ii) any plan under
Section 401(k) of the Code. At no time has Site contributed to or been requested to contribute to any Multiemployer Plan.

          (c) DOCUMENTS. Site has provided to DeltaPoint (i) correct and complete copies of all documents embodying each Site Employee Plan, including summary plan descriptions and including all amendments thereto and written interpretations thereof; and (ii) all material written agreements and contracts relating to each Site Employee Plan, including, but not limited to, administration service agreements, group annuity contracts and group insurance contracts.

          (d) EMPLOYEE PLAN COMPLIANCE. Site has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party of any Site Employee Plan, and each Site Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code.

          (e) NO POST-EMPLOYMENT OBLIGATIONS. No Site Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or any other applicable statute, and Site has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (f) COBRA REQUIREMENTS. Neither Site nor any Affiliate has, in any material respect, violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its employees.

          (g)  EFFECT OF TRANSACTION.

               (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Site Employee Plan or trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) No payment or benefit which will or may be made by Site or DeltaPoint or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (h) EMPLOYMENT MATTERS. Site (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (i) LABOR. No work stoppage or labor strike against Site is pending or, to the best knowledge of Site, threatened. Site is not involved in or, to the knowledge of Site, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Site. Neither Site nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Site. Site is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Site.

     II.20 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Site (as modified by the Site Disclosure Schedule), nor any written statement made in any schedule or certificate furnished by Site pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SITE STOCKHOLDERS

     Each of the Principal Site Stockholders hereby represents and warrants to DeltaPoint, subject to such exceptions as are specifically disclosed, with reference to the appropriate section number, in the Site Disclosure Schedule provided to DeltaPoint on the date hereof (the "SITE DISCLOSURE SCHEDULE"), as follows:

     III.1     SITE STOCKHOLDER SHARES.

          (a) Such Site Stockholder owns of record and beneficially all shares of Site Stock set forth opposite such Site Stockholder's name under
Section 2.2 of the Site Disclosure Schedule; and

          (b) Such Site Stockholder has good and marketable title to such shares of Site Stock free and clear of all liens, claims, security interests, charges, options, or other encumbrances of any kind.

     III.2 AUTHORITY. Such Site Stockholder has all requisite power and authority to enter into this Agreement (and any agreement referenced in Article V hereto to which such Site Stockholder is a party to) and to consummate the transactions contemplated hereby (and thereby). This Agreement, and any agreement referenced in Article V hereto to which such Site Stockholder is a party to, have been duly executed and delivered by such Principal Site Stockholders, and constitutes the legally valid and binding obligations of such Site Stockholder. The execution and delivery of this Agreement, and any agreement referenced in Article V hereto to which such Site Stockholder is a party to, by such Site Stockholder does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "SH CONFLICT") any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Site Stockholder. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with such Site Stockholder (so as not to trigger any SH Conflict) is required by or with respect to such Site Stockholder in connection with the execution and delivery of this Agreement, and any agreement referenced in Article V hereto to which such Site Stockholder is a party to, or the consummation of the transactions contemplated hereby or thereby, except for those consents that have been previously obtained and are listed on the Site Disclosure Schedule.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF DELTAPOINT

     DeltaPoint represents and warrants to Site, subject to such exceptions as are specifically disclosed, with reference to the appropriate section number, in the DeltaPoint Disclosure Schedule provided to Site on the date hereof (the "DELTAPOINT DISCLOSURE SCHEDULE"), as follows:

     IV.1 ORGANIZATION, STANDING AND POWER. DeltaPoint is a corporation duly organized, validly existing and in good standing under the laws of the State of California. DeltaPoint has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted by DeltaPoint. DeltaPoint is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

     IV.2 AUTHORITY. DeltaPoint has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DeltaPoint. This Agreement have been duly executed and delivered by DeltaPoint and constitutes the valid and binding obligation of DeltaPoint, enforceable in accordance with its terms. The execution and delivery of this Agreement by DeltaPoint does not, and the performance by DeltaPoint of its obligations hereunder will not, conflict with (i) any provision of the Certificate of Incorporation or Bylaws of DeltaPoint or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to DeltaPoint or its properties or assets, except where such conflict would not have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing (the lack of which would have a Material Adverse Effect) with any Governmental Entity or any third party is required by or with respect to DeltaPoint in connection with the execution and delivery of this Agreement or the performance by DeltaPoint of their respective obligations hereunder, except for those obtained prior to the Acquisition.

     IV.3 SEC DOCUMENTS; DELTAPOINT FINANCIAL STATEMENTS. DeltaPoint has furnished or made available to Site true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") since December 19, 1995, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of DeltaPoint, including the notes thereto, included in the SEC Documents (the "DELTAPOINT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of DeltaPoint at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

     IV.4 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in DeltaPoint's most recently filed report on Form 10-K or 10-Q, DeltaPoint has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of DeltaPoint and its subsidiaries, taken as a whole; (b) any amendment or change in the Certificate of Incorporation or Bylaws of DeltaPoint (other than restatements of the Certificate or Incorporation which did not require stockholders' approval); or (c) any damage to, destruction or loss of any assets of DeltaPoint,

(whether or not covered by insurance) that materially and adversely affects the financial condition or business of DeltaPoint and its subsidiaries, taken as a whole.

     IV.5 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which DeltaPoint has received any notice of assertion against DeltaPoint, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or, if adversely determined, is reasonably likely to have a material adverse effect on the financial condition or business of DeltaPoint as a whole.

     IV.6  BROKERS AND FINDERS' FEES.   DeltaPoint has not incurred, now will
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than (i) as to be satisfied pursuant to the terms of Section 5.8 hereof or (ii) as otherwise assumed pursuant to DeltaPoint's purchase of all of the capital stock of Site hereunder.

     IV.7 SECURITIES LAW COMPLIANCE; DUE ISSUANCE. The issuance of the shares of DeltaPoint Common Stock pursuant to this Agreement are transactions exempt from the registration provisions under the Securities Act of 1933, as amended, and applicable state securities laws. Upon issuance of the shares of DeltaPoint Common Stock to be issued hereunder in accordance with the terms of this Agreement, such shares shall be duly authorized, validly issued, fully paid and non-assessable by DeltaPoint and not subject to preemptive rights created by statute, DeltaPoint's Articles of Incorporation or Bylaws or any agreement to which DeltaPoint is a party or by which it is bound.

                                    ARTICLE V
                                    COVENANTS

     V.1 EXPENSES. All fees and expenses incurred in connection with the Acquisition, including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by DeltaPoint or Site (but not its stockholders) other than as to be satisfied pursuant to the terms of Section 5.8 hereof shall be the obligation of DeltaPoint; PROVIDED, HOWEVER, that DeltaPoint shall not be responsible for reasonable Third Party Expenses for actual billed time and expenses of Site exceeding $40,000. The Principal Site Stockholders shall be responsible for, pro rata with respect to their relative ownership of Site capital stock immediately prior to the Acquisition, all other Third Party Expenses.

     V.2 NONCOMPETITION AGREEMENTS. Concurrent with the execution and delivery of this Agreement, DeltaPoint and each of Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva are entering into a Noncompetition Agreement substantially in the form of EXHIBIT D hereto.

     V.3 REGISTRATION RIGHTS AGREEMENT. Concurrent with the execution and delivery of this Agreement, DeltaPoint, Allan Kaplan Investments, Ron Sauers, Shawn Cannon, Anil Peres-Da-Silva and each of those other persons or entities who or which were preferred stockholders of Site immediately prior to the Acquisition shall enter into a Registration Rights Agreement substantially in the form of EXHIBIT E hereto.

     V.4  EMPLOYMENT OF SITE EMPLOYEES.    Concurrent with the execution and
delivery of this Agreement, DeltaPoint agrees to enter into employment agreements with Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva (the "Employees") on terms mutually satisfactory to such Employees and DeltaPoint.

Such employment agreements shall provide that DeltaPoint will provide office space located in or about Raleigh, North Carolina for such Employees that remain in Site's or DeltaPoint's employ and fund Site's operations in such location sufficiently to permit the employment of such employees that remain in Site's or DeltaPoint's employ until the later of (i) the first anniversary of this Agreement or (ii) the date occurring three months after DeltaPoint gives written notice to such Employees of its intent to re-locate the place of their employment.

     V.5 APPOINTMENT TO DELTAPOINT BOARD. Concurrent with the execution and delivery of this Agreement, Stephen Mendel is being appointed to serve as a member of the Board of Directors of DeltaPoint until his successor is elected and qualified.

     V.6  ROYALTY.

          (a) DeltaPoint agrees that for the first 12 months after First Customer Shipment (as defined below) of SiteSweeper 2 by DeltaPoint or Site, it or Site will pay to those who receive shares of DeltaPoint Common Stock pursuant to this Agreement (the "Holders") aggregate royalties calculated at the rate of 5% of net revenues, if any, received by DeltaPoint for units of SiteSweeper 2 or successor products sold, licensed, sublicensed or distributed by DeltaPoint, Site, any transferee of the rights to SiteSweeper 2 or any of their related or affiliated entities to unaffiliated third parties. Such royalties shall be paid to the Holders pro rata in accordance with the respective number of shares of DeltaPoint Common Stock received by the Holders pursuant to this Agreement. For purpose of this Section 5.6, the term "First Customer Shipment" shall mean the first commercial shipment of SiteSweeper 2 by DeltaPoint or its agents or customers to any retail distributor or other customer that is: (i) paying a license fee or purchase price therefor, (ii) not an alpha or beta site evaluation customer of such product and (iii) not a purchaser of the product through sales over the Internet or from DeltaPoint's web site. For the purpose of this Section 5.6, the term "net revenues" shall mean actual cash receipts less taxes, duties, excises, other governmental charges and fees of any kind, refunds, credits and returns.

          (b) Within forty-five (45) days after the end of each fiscal quarter during the twelve months after the First Customer Shipment of SiteSweeper 2, DeltaPoint or Site will provide each of the Holders with a statement of net revenues and the royalties due to the Holders calculated at a rate of 5% of such net revenues, if any, received by DeltaPoint for units of SiteSweeper 2 or successor products sold, licensed, sublicensed or distributed by DeltaPoint, Site, any transferee of the rights to SiteSweeper 2 or any of their related or affiliated entities to unaffiliated third parties, during the first year after First Customer Shipment of SiteSweeper 2 (the "ROYALTY STATEMENT"). In conjunction with any such Royalty Statement, DeltaPoint or Site will pay such each Holder the royalties determined to be due as a result of such sales in cash or check by wire transfer. The Holders shall have the right, at their cost, to have an independent auditor of the Holders' choice perform an audit of the books and financial records of DeltaPoint, Site or any of their related or affiliated entities to verify the accuracy and completeness of payments pursuant to this Section 5.6 on reasonable notice to DeltaPoint during DeltaPoint's business hours at the expense of the Holders, PROVIDED that such audit shall occur not later than 180 days following the end of the first anniversary of the date of First Customer Shipment of SiteSweeper 2. If such audit determines that there has been an underpayment to the Holders, DeltaPoint shall remit such amount pro-rata to the Holders and if such amount is greater than 10% of the royalties originally paid, then DeltaPoint shall reimburse the Holders for the reasonable cost of the audit.

          (c) The payments made under this Section 5.6 to Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva are being made in satisfaction of certain salary amounts owed to such persons and shall be subject to and conditioned upon proper withholding of taxes for such payments, which withholdings shall be deducted from such payments. The obligations of DeltaPoint to Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva set forth in this Section 5.6 and
Section 5.9 shall be subject to each of those individuals entering into a release in favor of Site and DeltaPoint, in the form of EXHIBIT F hereto.

     V.7 OFFICERS AND DIRECTORS. Effective upon the signing and delivery of this of the Agreement, the officers and directors of Site, pursuant to resignations and appointments accomplished by Site prior to but effective upon such time, shall be identical to the officers and directors of DeltaPoint then in office.

     V.8 CERTAIN FEES. Upon the signing and delivery of this of the Agreement and in full satisfaction of any finder's fees, financial advisory fees or other fees due to Allan Kaplan Investments in connection with the transactions contemplated by this Agreement, DeltaPoint shall, subject to Allan Kaplan Investments executing and delivering to DeltaPoint a release in the form of EXHIBIT G hereto, issue to Allan Kaplan Investments 33,211 shares of DeltaPoint Common Stock.

     V.9 PAYMENT OF SALARIES. Upon the signing and delivery of this of the Agreement and in satisfaction of certain salary amounts owed to Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva, DeltaPoint shall issue to Ron Sauers, Shawn Cannon and Anil Peres-Da-Silva 8,572, 6,717 and 214 shares, respectively, of DeltaPoint Common Stock, subject to and conditioned upon proper withholding of taxes for such payments, which withholdings shall be
(i) paid by such respective persons to Site and/or DeltaPoint or (ii) deducted from other amounts to be paid to such respective persons by Site and/or DeltaPoint.


                                   ARTICLE VI
                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

     VI.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
All of the representations and warranties in this Agreement of all parties hereto shall survive the Acquisition and continue until 5:00 p.m., California time, on the date which is one year following the date of this Agreement.
The Principal Site Stockholders, jointly and severally, agree to indemnify and hold harmless each of DeltaPoint, Site and their affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by DeltaPoint, Site, their officers, directors, or affiliates directly or indirectly as a result of (A) any inaccuracy or breach of a representation or warranty of Site and/or Principal Site Stockholders contained herein, (B) any failure by Site or Principal Site Stockholders to perform or comply with any covenant contained herein or (C) any failure of a Stockholder of Site to enter into this Agreement as a Principal Site Stockholder or an other Site Stockholder; provided (i) notice of such Loss or Losses is given to the Principal Site Stockholders within one year of the date of this Agreement; (ii) the indemnification obligation of each Principal Site Stockholder under this Section 6.1 shall be limited to the Fair Market Value on the date of indemnification of the DeltaPoint Common Stock held by such Site Stockholder plus the net cash proceeds of any shares of DeltaPoint Common Stock that were sold by such Principal Site Stockholder on or prior to the date of indemnification plus any cash payments payable to such Site Principal Stockholder hereunder received or accrued to the date of indemnification; and (iii) Site Stockholder shall have no obligations under this Section 6.1 until the aggregate Losses exceed $25,000, at which time Site Stockholder shall provide indemnification for all Losses subject to the other limitations set forth above. Any Principal Site Stockholder may satisfy its indemnification obligation under this Section 6.1 in whole or part by delivering to DeltaPoint, Site or their affiliates, as applicable, shares of DeltaPoint Common Stock and shall be credited with respect to such obligation based upon the average daily closing price per share of DeltaPoint Common Stock for the five (5) consecutive trading days which precede the date of indemnification ("Fair Market Value"). As defined above, "LOSS" and "LOSSES" shall exclude the amount of any tax benefit actually received by the indemnified party as a result of such Losses, after taking into account the tax consequences of any related indemnification payment made under this Article VI in relation to such Losses. If such benefits have not yet been actually received at the time for the payment of indemnification hereunder, then the related Losses shall not exclude such benefit, but such benefit, when received, shall be refunded to the indemnifying party. Other than as set forth in this Section 6.1, no Principal Site Stockholder shall have any liability or obligation for any Losses to DeltaPoint, Site or their affiliates.

     VI.2 DELTAPOINT'S KNOWLEDGE OF BREACHES. DeltaPoint shall not be barred from receiving indemnification under this Article VI because it had knowledge, prior to the date of this Agreement or at any other time, of a breach of representation, warranty or covenant of Site or a Site Stockholder.

     VI.3 MATERIALITY. For the purposes of determining the amount of Losses under this Article VI, all representations and warranties of Site or a Site Stockholder contained herein or in any instrument, document or agreement contemplated hereby shall be deemed to be without any materiality or material adverse effect exceptions or qualifications or any similar exceptions or qualifications that may be present in such representations and warranties.

     VI.4 NO RIGHT OF CONTRIBUTION. The Principal Site Stockholders shall have no right of contribution against Site for any Losses.

     VI.5 THIRD-PARTY CLAIMS. In the event DeltaPoint becomes aware of a third-party claim which DeltaPoint believes may result in Losses, DeltaPoint shall notify the Principal Site Stockholders of such claim, and the Principal Site Stockholders shall be entitled, at their expense, to participate in any defense of such claim. DeltaPoint shall have the right in its sole discretion, using reasonable business judgment, to settle any such claim; provided, however, that except with the consent of the Principal Site Stockholders, the amount of the settlement of any such claim with third-party claimants shall not be determinative of the amount of any claim under this
Article VI. In the event that the Principal Site Stockholders have consented to any such settlement, the Principal Site Stockholders shall have no power or authority to object under any provision of this Agreement to the amount of any claim by DeltaPoint under this Article VI with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

     VI.6 INDEMNIFICATION OF PRINCIPAL SITE STOCKHOLDERS. DeltaPoint agrees to indemnify and hold harmless the Principal Site Stockholders and the Other Site Stockholders for any Losses incurred by them directly or indirectly as a result of (A) any inaccuracy or breach of a representation or warranty of DeltaPoint contained herein or in any instrument, document or agreement contemplated hereby or (B) any failure by DeltaPoint to perform or comply with any covenant contained herein; provided (i) notice of such Loss or Losses is given to the Principal Site Stockholders within one year of the date of this Agreement; (ii) that the indemnification obligation of DeltaPoint under this Section 6.6 shall be limited to the (x) total cash consideration payable, but not yet paid, to the Principal Site Stockholders and the Other Site Stockholders pursuant to this Agreement and (y) the number of the shares of DeltaPoint Common Stock to which the Principal Site Stockholders and the Other Site Stockholders are entitled to pursuant Section
1.1 hereof multiplied by $1.49271 and (iii) that DeltaPoint shall have no indemnification obligations under this Section 6.6 until the aggregate Losses exceed $25,000, at which time DeltaPoint shall indemnify for all Losses subject only to the limitation imposed by provisions (i) and (ii) above. Other than as set forth in this Section 6.6, DeltaPoint shall have no liability or obligation for any Losses to the Principal Site Shareholders or the Other Site Shareholders.

     VI.7 SITE STOCKHOLDER REPRESENTATIVE. Steven Fingerhood (the "SITE SHAREHOLDER REPRESENTATIVE") is hereby irrevocably appointed as agent of the Site Shareholders to make all determinations and decisions under or relating to this Article VI that would otherwise be made by the Site Shareholders on their own behalf. The Site Shareholder Representative shall have full authority to take all actions on behalf of the Site Shareholders with respect to any indemnification claims by or against them pursuant to this Article VI including, but not limited to, any actions relating to settlement discussion, negotiations or agreements. The foregoing shall be deemed a full and irrevocable power of attorney coupled with an interest.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     VII.1 AMENDMENT; WAIVER. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     VII.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     VII.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     VII.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that DeltaPoint and Site may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     VII.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     VII.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     VII.7 GOVERNING LAW; FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of Santa Clara, California and in the United States District Court for the Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

     VII.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     VII.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     VII.10 FURTHER ASSURANCES. If, at any time after the Acquisition, any such further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto will take all such lawful and necessary action.

     VII.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY A JURY IN ANY ACTION OR PROCEEDING RELATED TO OR TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER, IN RESPECT OF, RELATED TO OR CONTEMPLATED BY THIS AGREEMENT OR ANY AMENDMENT, SUPPLEMENT, AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE RESOLVED BEFORE A COURT AND NOT A JURY.

     VII.12 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns, other than as set forth in Article VI hereof.

     VII.13 NOTICES. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given
(i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section:

If to DeltaPoint:        DeltaPoint, Inc.
                         22 Lower Ragsdale Drive
                         Monterey, CA  93940
                         Attn: Jeffrey F. Ait

With a copy to:          Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attn: Jeffrey D. Saper, Esq.

If to a Site Stockholder, at such Site Stockholder's address set forth on the signature page of this Agreement beneath such Site Stockholder's name or at such other address provided to DeltaPoint by such Site Stockholder.

     VII.14    INDEPENDENT COUNSEL.

          (a) The Site Shareholders have had the opportunity to be represented by counsel of their choosing in the negotiation and execution of this Agreement and have not relied upon counsel for Site, General Counsel Associates LLP and Dorsey & Whitney, or counsel for DeltaPoint, Wilson Sonsini Goodrich & Rosati, P.C., with respect to any matter relating hereto.

          (b) Site has been represented by General Counsel Associates LLP and Dorsey & Whitney in the negotiation and execution of this Agreement and has not relied on any other legal counsel with respect to any matter relating thereto. DeltaPoint has been represented by Wilson Sonsini Goodrich & Rosati, P.C., in the negotiation and execution of this Agreement and has not relied on any other legal counsel with respect to any matter relating thereto.

     IN WITNESS WHEREOF, DeltaPoint, Site and Principal Site Stockholders have caused this Agreement to be signed (by their duly authorized respective officers, as applicable), all as of the date first written above.

DELTAPOINT, INC.:                       SITE/TECHNOLOGIES/INC.:

By  /s/ Jeffrey F. Ait                  By  /s/ Ron Sauers
  ---------------------------------       ------------------------------------
Name:   Jeffrey F. Ait                  Name:   Ron Sauers
     ------------------------------          ---------------------------------
Title:  Chief Executive Officer         Title:  President
      -----------------------------           --------------------------------

For the purposes of Articles I, VI and VII of the Agreement only:
PRINCIPAL SITE STOCKHOLDERS:

SLF Partners II, L.P.:

By:  /s/
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------
     Address:
             ----------------------

SLF Partners III, L.P.:

By:  /s/
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------
     Address:
             ----------------------

JG Partnership Ltd.:

By:  /s/
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------
     Address:
             ----------------------

Chrysalis Ventures Limited Partnership:

By:  /s/
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------
     Address:
             ----------------------

Windcrest Partners:

By:  /s/
   --------------------------------
     Name:
          -------------------------
     Title:
           ------------------------

     Address:
             ----------------------

For the purposes of Articles I and VII of the Agreement only:
OTHER SITE STOCKHOLDERS:


/s/
Matthew Adler
Address:
        ---------------------------
        ---------------------------




/s/
Benjamin B. Brodey, M.D.
Address:
        ---------------------------
        ---------------------------



/s/
Darrell J. Cannon
Address:
        ---------------------------
        ---------------------------




/s/
Sallie Van Dyke DeGolia
Address:
        ---------------------------
        ---------------------------




/s/
Richard DeGolia
Address:
        ---------------------------
        ---------------------------




/s/
Daniel Egger
Address:
        ---------------------------
        ---------------------------

/s/
Gordon Link
Address:
        ---------------------------
        ---------------------------




/s/
Todd Schafer
Address:
        ---------------------------
        ---------------------------



WS Investment Company

By: /s/
   --------------------------------
     Name:
          -------------------------
     Title (if applicable:)
                           --------
     Address:
             ----------------------
             ----------------------



/s/
Stephen F. Mendel
Address:
        ---------------------------
        ---------------------------




/s/
Ron Sauers
Address:
        ---------------------------
        ---------------------------